Exhibit 10.5

FORM OF EMPLOYEE STOCK OPTION GRANT LETTER

Date

Name
Street Address
City, State  Zip Code

Dear Name:

American Woodmark Corporation (the “Company”) has granted to you a stock option to purchase shares of the voting common stock of the Company ("Company Stock”).  Your stock option is subject to the terms set forth in this letter and in the American Woodmark Corporation 2004 Amended and Restated Stock Incentive Plan For Employees (the “Plan”), a copy of which is attached.  Capitalized terms that are not defined in this letter shall have the meaning assigned to them under the Plan.  Your stock option is a Nonstatutory Stock Option, which means that it is not eligible for special income tax treatment under the Internal Revenue Code.

The terms of your stock option are as follows:

I.
In consideration of your agreements contained in this letter, the Company hereby grants you an option (the “Option”) to purchase from the Company ___ shares of the Company Stock at a price of $________ per share. The option price is the Fair Market Value of Company Stock on ___________, the date on which the Option was granted (the “Date of Grant”).

II.	Your Option shall be in effect from ___________ to ___________, (the “Effective Term” of the Option). Your Option may be exercised as follows:

A.
On the first anniversary date of the Date of Grant, the Option may be exercised for up to 33 1/3% of the number of shares of Company Stock indicated in Section I above.  An additional 33 1/3% of the number of shares of Company Stock shall become exercisable on the second anniversary of the Date of Grant, and the remaining shares of Company Stock shall become exercisable on the third anniversary of the Date of Grant.  You must be an employee of the Company on or after an anniversary date in order to be able to exercise the number of shares that became exercisable on that anniversary date.  The Option shall cease to be exercisable after ____________.

B.
In the event of a Change of Control, if, at any time on or after the date of the Change of Control, either (i) your employment with the Company or any successor of the Company or parent or other affiliate thereof is involuntarily terminated by the Company (or any such successor or parent or affiliate) without cause or (ii) you voluntarily terminate your employment with the Company (or any such successor or parent or affiliate) for Good Reason, all shares which have been granted but are not exercisable on the date of such termination per the provisions of Section II.  A. above will become exercisable on the date of such termination.

For purposes of applying this section B., cause, good reason and Change of Control are defined as follows:

Cause: Your neglect of your duty which is not corrected after 90 days’ written notice thereof; your misconduct, malfeasance, fraud or dishonesty which materially and adversely affects the Company or its reputation in the industry; or your conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude.

Good Reason: The occurrence of any of the following conditions without your written consent: a reduction in your base salary; you are not in good faith considered for an annual cash bonus; you are not in good faith considered for other benefits that are afforded generally by the Company from time to time to its senior personnel; the relocation of your place of your employment to a location further than 50 miles from your current place of employment; or a substantial diminution in your working conditions or management responsibilities, other than on account of disability.

Change of Control: The occurrence of any of the following:

(i)
The acquisition by any unrelated person of beneficial ownership (as that term is used for purposes of the Securities Exchange Act of 1934) of 50% or more of the then outstanding shares of common stock of the Company or the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors.  The term “unrelated person” means any person other than (x) the Company and its Subsidiaries, (y) an employee benefit plan or trust of the Company or its Subsidiaries, and (z) a person who acquires stock of the Company pursuant to an agreement with the Company that is approved by the Board in advance of the acquisition, unless the acquisition results in a Change of Control pursuant to subsection (ii) below.  For purposes of this subsection, a “person” means an individual, entity or group, as that term is used for purposes of the Act.

(ii)	Any tender or exchange offer, merger or other business combination, sale of assets or any combination of the foregoing transactions, and the Company is not the surviving corporation.

(iii)           A liquidation of the Company.

C.
Except as otherwise provided in this letter, the Option may be exercised during your lifetime only by you and only while you are an employee of the Company.  If you cease to be an employee for any reason other than your death or disability, you may exercise the Option within one year afterward, to the extent it was exercisable on the date you ceased to be an employee. For this purpose, one year after you ceased to be an employee is defined as one year after the last day for which you are entitled to receive compensation for services rendered to the Company.

D.
If you should die before having fully exercised the Option, your executor, administrator, or any person or persons acquiring the Option directly from you by bequest or inheritance may exercise the Option at any time within one year after your death to the extent it was exercisable on the date of your death.

E.
If your employment terminates by reason of your disability (within the meaning of Section 105 (d) (4) of the Internal Revenue Code), the Option may be exercised within one year of your termination of employment to the extent it was exercisable on the date of your termination of employment.

Each provision of this Section II is subject to the condition that in no event may the Option be exercised after the expiration of the Effective Term of the Option.

III.	You may exercise the Option in any manner permitted in the Plan, except that you may not elect to have shares of Company Stock withheld from your Option to pay the exercise price of the Option.

IV.
You agree, as a condition of receiving an Option, to pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all Applicable Withholding Taxes with respect to the Option.  You may elect to have shares of Company Stock that are subject to the Option (valued at Fair Market Value on the date of exercise) withheld in payment of any or all Applicable Withholding Taxes.  Until the Applicable Withholding Taxes have been paid or arrangements satisfactory to the Company have been made, no stock certificates will be issued to you.

V.	This Option is not transferable by you except by will or by the laws of descent and distribution.

VI.	In the event of changes in the structure of the Company, appropriate adjustments will be made according to the Plan.

VII.
In consideration of the grant of this Option, you agree that you will comply with such lawful conditions as the Board of Directors or the Compensation Committee may impose on the exercise of the Option, and will perform such duties as may be assigned from time to time by the Board of Directors or by the executive officers of the Company operating under the authority of the Board; provided, however, that the provisions of this sentence shall not be interpreted as affecting the right of the Company to terminate your employment at any time.

VIII.
You agree to notify the Company if any of the shares acquired pursuant to the exercise of this Option are sold or otherwise disposed of outside of the safe harbor trading period, as defined by the Company.

Attached to this letter is the following: (1) a second copy of this letter and (2) a copy of the Plan.  Please sign the second copy of this letter and return it to Jon Wolk, Vice President of Finance & CFO, American Woodmark Corporation, 3102 Shawnee Drive, Winchester, VA 22601, to acknowledge your acceptance of the terms of this Option and receipt of the foregoing documents.

Before exercising this Option, please contact the Chief Financial Officer of the Company to receive the proper Notice of Exercise form, and any additional information that may be required or appropriate in relation to the exercise of this Option.

Your signature and return of a copy of this letter shall be deemed as your understanding and acceptance to the terms and conditions pertaining to this Option as outlined in this letter and the attached Plan description.

American Woodmark Corporation

Kent B. Guichard
Chairman and Chief Executive Officer

Agreed to:

By ____________________________